Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, of our report dated 10 May, 2013 relating to the consolidated financial statements of Network CN Inc. that appears in the 2012 Annual Report on Form 10-K of Network CN Inc. for the year ended 31 December, 2012.

UNION POWER HK CPA LIMITED
Certified Public Accountants
Hong Kong SAR

January 16, 2014

An independent member of AGN International